Exhibit 5.1

[Letterhead of Dennis J. Broderick]

September 29, 2008

Macy's, Inc.
7 West Seventh Street
Cincinnati, Ohio  45202

                Re:          Registration of Shares and Deferred Compensation Obligations

Ladies and Gentlemen:

In my capacity as General Counsel of Macy's, Inc., a Delaware corporation (the "Company"), I have acted as counsel for the Company in connection with the authorization of the issuance pursuant the Macy's, Inc. Executive Deferred Compensation Plan (the "Plan") of (i) $75,000,000 of general unfunded obligations of the Company to pay deferred compensation and other amounts (the "Deferred Compensation Obligations") and (ii) up to 500,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") to be registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement").

I have examined the Plan and such other documents, records and matters of law as I have deemed necessary for purposes of this opinion.  Based on such examination and on the assumptions set forth below, I am of the opinion that (i) the Shares have been duly authorized and, when issued and delivered in accordance with the Plan, against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, will be validly issued, fully paid and nonassessable, (ii) the Deferred Compensation Obligations, when issued in accordance with the provisions of the Plan, will constitute valid and binding obligations of the Company, and (iii) the provisions of the written Plan documents comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

The opinion set forth in the preceding paragraph under clause (ii) is limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors' rights generally, and by general equitable principles or fiduciary considerations, whether such principles or considerations are considered in a proceeding at law or at equity.  The opinion set forth in the preceding paragraph under clause (iii) applies only as to the form of the written Plan documents.  Accordingly, but without limitation of the previous sentence, I express no opinion as to whether the employees eligible to participate in the Plan constitute a select group of management or highly compensated employees or whether the Plan will be considered "funded" for purposes of ERISA, which are factual issues depending upon the facts and circumstances in existence from time to time.

                                In rendering this opinion, I have assumed (i) the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies, (ii) that the signatures on all documents examined by me are genuine and that, where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such document had authority to do so, and (iii) that the statements and certificates described in the following paragraph are accurate in all material respects at the date of this opinion.

                                I am a member of the bar of the State of Ohio, and have not been admitted to the bar of any other jurisdiction.  In rendering the opinion set forth herein, my examination of matters of law has been limited to the federal laws of the United States of America and the corporation laws of the State of Delaware.  In rendering this opinion, I have relied, as to certain matters of fact, without any independent investigation, inquiry or verification, upon statements or certificates of representatives of the Company and upon statements or certificates of public officials.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Dennis J. Broderick

Dennis J. Broderick

General Counsel